Exhibit 1.1

EXECUTION COPY

PNC Funding Corp, Issuer

and

The PNC Financial Services Group, Inc., Guarantor

Underwriting Agreement

New York, New York

September 16, 2009

To the Representatives

named in Schedule I

hereto of the

Underwriters named in

Schedule II hereto

Dear Ladies and Gentlemen:

PNC Funding Corp, a Pennsylvania corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the principal amount of its securities identified in Schedule I hereto (together with the guarantees mentioned below, the “Securities”) to be guaranteed by The PNC Financial Services Group, Inc., a Pennsylvania corporation (the “Guarantor”), and to be issued under an indenture dated as of December 1, 1991, among the Company, the Guarantor and The Bank of New York Mellon (formerly know as The Bank of New York, successor to JPMorgan Chase Bank, N.A., which was formerly known as The Chase Manhattan Bank, which was formerly known as Chemical Bank, successor by merger to Manufacturers Hanover Trust Company), as trustee (the “Trustee”), as amended by a Supplemental Indenture dated as of February 15, 1993, among the Company, the Guarantor and the Trustee, as further amended by a Second Supplemental Indenture dated as of February 15, 2000, as further amended by a Third Supplemental Indenture dated as of December 19, 2008, as further amended by a Fourth Supplemental Indenture dated as of December 19, 2008 and as further amended by a Fifth Supplement Indenture dated as of March 31, 2009 (as amended, the “Indenture”). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives,” as used herein, shall each be deemed to refer to such firm or firms.

Section 1. Representations and Warranties. The Company and the Guarantor represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (e) hereof.

(a) The Company and the Guarantor meet the requirements for the use of Form S-3 under the Securities Act of 1933 (the “Act”) and have filed with the

Securities and Exchange Commission (the “Commission”) a registration statement (the file number of which is set forth in Schedule I hereto), on such Form, including a basic prospectus, for registration under the Act of the offering and sale of the Securities. The Company and the Guarantor may have filed one or more amendments thereto, and have prepared a Preliminary Final Prospectus, each of which has previously been furnished to you. Such registration statement, as so amended, has become effective. The offering of the Securities is a Delayed Offering (as defined below) and, although the Basic Prospectus may not include all information with respect to the Securities and the offering thereof required by the Act and the rules thereunder to be included in the Final Prospectus, the Basic Prospectus includes all such information required by the Act and the rules thereunder to be included therein as of the Effective Date. The Company and the Guarantor will file a term sheet pursuant to Rule 433 disclosing the pricing terms of the offering. The Company and the Guarantor will next file with the Commission pursuant to Rules 415 and 424(b)(2) or (5) a final supplement to the Basic Prospectus relating to the Securities and the offering thereof. As filed, such final prospectus supplement shall include all required information with respect to the Securities and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and the Pricing Disclosure Package) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b) (i) At the time of filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) or form of prospectus) and (iii) at the time the Company, the Guarantor or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, the Company and Guarantor were each a “well-known seasoned issuer” as defined in Rule 405; and at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities, the Company was not and is not an “ineligible issuer” as defined in Rule 405.

(c) Neither the Company nor the Guarantor have sustained since the date of the latest audited financial statements included or incorporated by reference in the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time, any material loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time; and, since the respective dates as of which information is given in the Registration Statement and the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time, there has not been any material change in the capital stock or long term debt of the Company or the Guarantor or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company or the Guarantor, otherwise than as set forth or contemplated in the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time.

(d) On the Effective Date, the Registration Statement did, at the Applicable Time and on the Closing Date, the Pricing Disclosure Package did and will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; at the Applicable Time and on the Closing Date, the Pricing Disclosure Package did not or will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III hereto does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantor make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus (or any supplement thereto), in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement or the Final Prospectus (or any supplement thereto).

(e) The terms that follow, when used in this Agreement, shall have the meanings indicated. The term “the Effective Date” shall mean each date that the Registration Statement and any post effective amendment or amendments thereto became or become effective. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. “Applicable Time” shall mean the time and date set forth on Schedule I hereto. “Basic Prospectus” shall mean the prospectus referred to in paragraph (a) above contained in the Registration Statement at the Effective Date. “Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus. “Pricing Disclosure Package” shall mean the Basic Prospectus (as amended and supplemented immediately prior to the Applicable Time) and any Preliminary Final Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 4(a) hereof and by the other Issuer Free Writing Prospectuses listed on Schedule III hereto and specified to be part of the Pricing Disclosure Package. “Final Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus, included in the Registration Statement at the Effective Date. “Issuer Free Writing Prospectus” shall mean any “issuer free writing prospectus” as defined in Rule 433. “Registration Statement” shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include any Rule 430 Information deemed to be included therein at the Effective Date as provided by Rule 430A, Rule 430B or Rule 430C. “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430A”, “Rule 430B,” “Rule 430C,” “Rule 433” and “Regulation S-K” refer to such rules or regulations under the Act. “Rule 430 Information” means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A, Rule 430B or Rule 430C. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, the Pricing Disclosure Package or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus, the Pricing Disclosure Package or the Final Prospectus, as the case may be, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. A “Delayed Offering” shall mean an offering of securities pursuant to Rule 415 which does not commence promptly after the effective date of a registration statement, with the result that only information required pursuant to Rule 415 needs to be included in such registration statement at the effective date thereof with respect to the securities so offered.

(f) The financial statements (including the related notes thereto) of the Guarantor and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly the financial position of the Guarantor and its consolidated subsidiaries, as of the dates indicated and the results of operations and the changes in cash flow for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information of the Guarantor and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus has been derived from the accounting records of the Guarantor and its consolidated subsidiaries and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus have been prepared in accordance with the applicable requirements of the Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(g) The financial statements (including the related notes thereto) of the Guarantor included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus for the period as of, and for the year ended, December 31, 2006 and all prior periods were audited by Deloitte and Touche LLP, who was an independent registered public accounting firm within the meaning of the Act, the Exchange Act and the Public Company Accounting Oversight Board (United States) with respect to the Guarantor throughout such periods of audit work on the financial statements, and all other financial data for such periods that is included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus for such periods have been derived from such audited financial statements.

(h) The financial statements (including the related notes thereto) of National City Corporation (“National City”) and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly the financial position of National City and its consolidated subsidiaries, as of the dates indicated and the results of operations and the changes in cash flow for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information of National City and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus has been derived from the accounting records of National City and its consolidated subsidiaries and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus have been prepared in accordance with the applicable requirements of the Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(i) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Guarantor and its subsidiaries, are an independent registered public accounting firm with respect to the Guarantor and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(j) Ernst & Young LLP, who have certified certain financial statements of National City and its subsidiaries, were an independent registered public accounting firm with respect to National City and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act for periods prior to the acquisition of National City by PNC, including for the three years in the period ended December 31, 2007 and the nine-month period ended September 30, 2008.

(k) Neither the Guarantor nor the Company is, and after the issuance and sale of the Securities and application of the net proceeds from such sale as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the caption “Use of Proceeds” and after giving effect to the transactions described therein will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “Investment Company Act”).

(l) Neither the Guarantor nor any of its subsidiaries nor, to the knowledge of the Guarantor, any director, officer, agent, employee or affiliate of the Guarantor or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Guarantor, its subsidiaries and, to the knowledge of the Guarantor, its affiliates, have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(m) Each of the Guarantor and the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has all power and authority (corporate and other) necessary to own or hold its material properties and to conduct its business substantially in the manner in which it presently conducts such business.

(n) Each of the Guarantor and the Company has all corporate power and authority necessary to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement and the terms of the Securities as established in the Guarantor’s and the Company’s Articles of Incorporation, as amended to the Closing Date, and compliance with the provisions hereof and thereof by the Guarantor and the Company will not constitute a breach of, or default under, (x) the corporate charter or by-laws of the Guarantor and the Company, (y) any material agreement, indenture or other instrument relating to indebtedness for money borrowed to which the Guarantor or the Company is a party, or (z) to the best of the Guarantor’s and Company’s knowledge, any law, order, rule, regulation or decree of any court, governmental agency or authority located in the United States having jurisdiction over the Guarantor or the Company or any property of the Guarantor or the Company, which breach or default, in case of (y) and (z), would be reasonably likely to have a material adverse effect on the Guarantor and its subsidiaries taken as a whole; and no consent, authorization or order of, or filing or registration with, any court or governmental agency or authority is required for the execution, delivery and performance of this Agreement by the Guarantor or the Company except such as have been made or obtained or will be made or obtained on or before the Closing Date and except such as may be required under applicable state securities or “blue sky” laws.

(o) The Securities being delivered to the Underwriters at the Closing Date conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Final Prospectus, have been duly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be duly and validly issued.

(p) The operations of the Guarantor and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Guarantor, threatened.

(q) Neither the Guarantor nor any of its subsidiaries nor, to the knowledge of the Guarantor, any director, officer, agent, employee or affiliate of the Guarantor or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Guarantor will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(r) The Guarantor maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Guarantor’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. As of the date of the Guarantor’s most recent audited balance sheet, the Guarantor’s internal control over financial reporting was effective and the Guarantor is not aware of any material weaknesses in its internal control over financial reporting.

(s) Except for changes in internal control over financial reporting in connection with the integration of National City’s internal control policies into the Guarantor’s internal control policies, since the date of the latest audited financial statements included or incorporated by reference in the Final Prospectus, there has been no change in the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s internal control over financial reporting.

(t) The Guarantor maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Guarantor and its subsidiaries is made known to the Guarantor’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures were effective as of date of the Guarantor’s most recent audited balance sheet.

(u) The Guarantor has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; all the outstanding shares of capital stock of the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable; and all the outstanding shares of capital stock or other equity interests of PNC Bank, National Association, (“PNC Bank”) and National City Bank (“National City Bank”) owned, directly or indirectly, by the Guarantor have been duly and validly authorized and issued, are fully paid and (except as provided in 12 U.S.C. § 55) non-assessable and are owned directly or indirectly by the Guarantor, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(v) Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Guarantor or any of its subsidiaries is a party or to which any property of the Guarantor or any of its subsidiaries is the subject that, individually or in the aggregate would reasonably be expected to have a material adverse effect upon the business, condition or properties of the Guarantor and its subsidiaries, taken as a whole; except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Guarantor, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Act to be described in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and (ii) there are no contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(w) The Company acknowledges that in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

Section 2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to, and the Guarantor agrees to cause the Company to, issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

Section 3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto (or such later date not later than five business days after such specified date as the Representatives shall designate), which date and time may be postponed by agreement among the Representatives, the Company and the Guarantor or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer of immediately available funds. Delivery of the Securities shall be made at such location in The City of New York as the Representatives shall reasonably designate at least one business day in advance of the Closing Date and payment for the Securities shall be made at the office specified in Schedule I hereto. Certificates for the Securities shall be registered in such names (including the nominee for any depositary which will hold Securities to be established for “book entry” issuance and transfer) and in such denominations as the Representatives may request not less than two full business days in advance of the Closing Date.

The Company and the Guarantor agree to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1 p.m. on the business day prior to the Closing Date.

Section 4. Agreements. The Company and the Guarantor jointly and severally agree with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company and the Guarantor will not file any amendment to the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus unless the Company and the Guarantor have furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company and the Guarantor will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed; will prepare a final term sheet, containing solely a description of the Securities in a form approved by you and will file such term sheet pursuant to Rule 433(d) within the time period prescribed; will promptly file all other material required to be filed by the Company and the Guarantor with the Commission pursuant to Rule 433(d) and will provide evidence satisfactory to the Representatives of such timely filing. The Company and the Guarantor will promptly advise the Representatives (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (iii) when any Issuer Free Writing Prospectus shall have been filed with the Commission, (iv) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (v) of any request by the Commission for any amendment of the Registration Statement or supplement to the Final Prospectus or for any additional information, (vi) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vii) of the receipt by the Company or the Guarantor of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company and the Guarantor will use their best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If, at any time when a prospectus relating to the Securities is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company and the Guarantor promptly will advise the Underwriters of the happening of such event and prepare and file with the Commission, at the Company’s and the Guarantor’s expense, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance.

(c) As soon as practicable, the Guarantor will make generally available to its security holders and to the Representatives an earnings statement or statements of the Guarantor and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(d) The Company and the Guarantor will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company and the Guarantor will pay the expenses of printing or other production of all documents relating to the offering.

(e) The Company and the Guarantor will use their best efforts to arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will arrange for the determination of the legality of the Securities for purchase by institutional investors; provided, however, that neither the Company nor the Guarantor shall be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where they are not now subject.

(f) Until the business day following the Closing Date, the Company and the Guarantor will not, without the consent of the Representatives, offer, sell or contract to sell, or announce the offering of, any debt securities covered by the Registration Statement or any other registration statement filed under the Act.

(g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and the Guarantor will pay or cause to be paid all expenses, fees and taxes incident to the performance of their obligations under this Agreement, including, without limitation: (i) the fees, disbursements and expenses of their counsel and the accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Preliminary Final Prospectus, the Pricing Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectuses prepared by or on behalf of, used by, or referred to by them and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) any fees charged by rating agencies for the rating of the Securities, (iv) the fees and expenses, if any, incurred in connection with the admission of the Securities in any appropriate stock exchange or market system, (v) the costs and charges of the Trustee, (vi) the cost of the preparation, issuance and delivery of the Securities and (vii) all other costs and expenses incident to the performance of their obligations hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section and Section 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel, and transfer taxes payable on resale of any of the Securities by them.

Section 5. Additional Agreements Relating to Free Writing Prospectuses.

(a) The Company and the Guarantor represent and agree that, other than the final term sheet prepared and filed pursuant to Section 4(a) hereof and the Issuer Free Writing Prospectuses listed on Schedule III hereto, without the prior consent of the Representatives, they have not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405.

(b) Each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, except for the final term sheet prepared and filed pursuant to Section 4(a) hereof or term sheets containing customary pricing terms, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus”, as defined by Rule 433, or that would otherwise constitute a “free writing prospectus” as defined by Rule 405 that would be required to be filed with the Commission.

(c) Any free writing prospectus the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 4(a) hereof) is listed on Schedule III hereto.

(d) The Company and the Guarantor have complied and will comply with the requirements of Rule 433 applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(e) The Company and the Guarantor agree that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company and the Guarantor will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

Section 6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company and the Guarantor made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their obligations hereunder and to the following additional conditions:

(a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 p.m. New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m. New York City time on such date or (ii) 12:00 Noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m.

New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 4(a) hereof, any other material required to be filed by the Company and the Guarantor pursuant to Rule 433(d) shall have been filed in the manner and within the time period required by Rule 433 and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company and the Guarantor shall have furnished to the Representatives the opinion of George P. Long, III, Esq., Senior Counsel and Corporate Secretary of the Guarantor, dated the Closing Date (which opinion may be relied upon by Cravath, Swaine & Moore LLP, counsel for the Underwriters, as to matters of Pennsylvania law), to the effect that:

(i) each of the Company and Guarantor is a corporation duly incorporated and is presently subsisting as a corporation under the laws of the Commonwealth of Pennsylvania with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, except for such power and authority the absence of which would not have a material adverse effect on the Company or the Guarantor and its consolidated subsidiaries taken as a whole, as the case may be, or materially and adversely affect its ability to perform its obligations under this Agreement, the Indenture and the Securities, and the Guarantor is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended;

(ii) each of PNC Bank and National City Bank is validly organized and existing as a national banking association in good standing under the laws of the United States, with all requisite power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, except for such power and authority the absence of which would not have a material adverse effect on PNC Bank or National City Bank, as the case may be;

(iii) all the outstanding shares of capital stock of PNC Bank and National City Bank, respectively, have been duly and validly authorized and issued and (except as provided in 12 U.S.C. § 55) are fully paid and nonassessable, and all outstanding shares of capital stock of PNC Bank and National City Bank, respectively, are owned by the Guarantor either directly or through wholly owned subsidiaries of the Guarantor free and clear of any perfected security interest and, to the knowledge of such counsel after due inquiry, any other security interests, claims, liens or encumbrances;

(iv) the Guarantor’s authorized equity capitalization, if set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, is as set forth in the Final Prospectus and, if the Securities are to be listed on any stock exchange, authorization therefor has been given, subject to official notice of issuance and evidence of satisfactory distribution, or the Company and the Guarantor have filed a preliminary listing application and all required supporting documents with respect to the Securities with such stock exchange and nothing has caused such counsel to believe that the Securities will not be authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution and the satisfaction of other requirements which counsel reasonably believes will be satisfied in due course;

(v) the Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, receivership, readjustment of debt, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or general equitable principles (whether considered in a proceeding in equity or at law); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company and the Guarantor entitled to the benefits of the Indenture, and enforceable against the Company and the Guarantor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, receivership, readjustment of debt, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or general equitable principles (whether considered in a proceeding in equity or at law);

(vi) to the knowledge of such counsel, there are no actions, suits, proceedings or investigations pending or threatened against the Guarantor, the Company, PNC Bank or National City Bank in any court or before or by an arbitrator or governmental authority, of a character required to be disclosed in the Registration Statement which are not disclosed in the Pricing Disclosure Package and the Final Prospectus, and to the best of such counsel’s knowledge, there is no franchise, contract or other document of a character required to be described in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated in the Pricing Disclosure Package and the Final Prospectus describing any legal proceedings or material contracts or agreements relating to the Guarantor or any of its subsidiaries fairly summarize such matters in all material respects;

(vii) the Registration Statement has become effective under the Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); any required filing of any Issuer Free Writing Prospectus pursuant to Rule 433(d) has been made in the manner and within the time period required by Rule 433; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, the Pricing Disclosure Package and the Final Prospectus (other than the financial statements and other financial information contained or incorporated therein, and that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of that Act and the Exchange Act and the respective rules and regulations thereunder; and nothing has come to the attention of such counsel that has caused such counsel to believe that at the Effective Date the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; that the Pricing Disclosure Package as of the Applicable Time contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Final Prospectus as of its date and as of the Closing Date included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading except that such counsel does not express any opinion or belief as to (a) the financial statements or schedules or other data of a financial nature included or incorporated therein, (b) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act, and (c) regulatory actions of the applicable regulatory authorities that are not otherwise disclosed by such regulatory authorities. In connection with the foregoing, the Underwriters acknowledge and understand that the character of determinations involved in the process of preparing the Registration Statement and the Final Prospectus (including any documents incorporated by reference) are such that such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus (including any documents incorporated by reference) except as expressly set forth herein;

(viii) this Agreement has been duly authorized, executed and delivered by the Company and the Guarantor;

(ix) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

(x) neither the issuance and sale of the Securities nor consummation of any other of the transactions contemplated herein nor the fulfillment of the terms hereof will: (A) violate any provision of the charter or by-laws of the Company, the Guarantor, PNC Bank or National City Bank or (B) constitute a violation or breach of or default under any material provision of any material indenture or other material agreement or instrument known to such counsel and to which the Company, the Guarantor, PNC Bank or National City Bank is a party, or (C) violate any judgment, order or decree applicable to the Company, the Guarantor, PNC Bank or National City Bank of any court or federal or state regulatory or governmental agency having jurisdiction over the Company, the Guarantor, PNC Bank or National City Bank; except in (A), (B), or (C) above, with respect to violations, breaches or defaults that would not have a material adverse effect on the Company, the Guarantor and its consolidated subsidiaries taken as a whole, PNC Bank or National City Bank;

(xi) neither the Guarantor nor the Company is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, will be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act;

(xii) the Securities and the Indenture conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; and

(xiii) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

In rendering such opinion, such counsel will opine only as to matters involving the application of the laws of the Commonwealth of Pennsylvania or the United States and may rely (A) as to matters involving the application of laws of any jurisdiction other than the Commonwealth of Pennsylvania or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are reasonably satisfactory to counsel for the Underwriters, except that it will not be required that such counsel obtain an opinion of New York counsel as to matters of New York law in order to render such opinion or that such counsel express an opinion as to matters arising under the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania and matters of federal law arising under the laws of the United States of America, and (B) as to matters of fact, to the extent deemed proper, on certificates or representations of responsible officers of the Company or the Guarantor and public officials. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

(c) The Representatives shall have received an opinion of Reed Smith LLP counsel to the Guarantor and the Company, dated the Closing Date, substantially to the effect that:

(i) neither the Guarantor nor the Company is, and after the issuance and sale of the Securities and application of the net proceeds from such sale as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the caption “Use of Proceeds” and after giving effect to the transactions described therein will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act;

(ii) the statements set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the caption “Certain Terms of the Senior Notes”, insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly and accurately summarize in all material respects the matters described therein; and

(iii) the discussion set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the caption “Certain United States Federal Income Tax Considerations”, in so far as it relates to matters of United States federal income tax laws, subject to the qualifications, exceptions, assumptions and limitations described therein, fairly and accurately summarize in all material respects the matters set forth therein.

(d) The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, an opinion and statement, dated the

Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e) The Guarantor shall have furnished to the Representatives a certificate of the Guarantor, signed by the Chairman of the Board, the President, a Vice Chairman of the Board or any Executive or Senior Vice President and the principal financial or accounting officer of the Guarantor, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, Pricing Disclosure Package, the Final Prospectus, any supplement to the Final Prospectus and this Agreement and that:

(i) the representations and warranties of the Company and the Guarantor in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company and the Guarantor have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Guarantor’s knowledge, threatened; and

(iii) since the date of the most recent financial statements incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Guarantor and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Pricing Disclosure Package (exclusive of any supplement thereto) and the Final Prospectus (exclusive of any supplement thereto).

(f) At the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representative a letter or letters (which may refer to letters previously delivered to the Representative), dated as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

(i) in their opinion the audited consolidated financial statements audited by PricewaterhouseCoopers LLP included or incorporated in the Registration Statement and the Final Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

(ii) on the basis of a reading of the latest unaudited consolidated financial statements made available by the Guarantor and its subsidiaries; carrying out certain specified procedures (but not an audit in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders and directors of the Guarantor and the audit and executive committees thereof and inquiries of certain officials of the Guarantor who have responsibility for financial and accounting matters of the Guarantor and its subsidiaries as to transactions and events subsequent to the date of the most recent audited consolidated financial statements in or incorporated in the Final Prospectus, nothing came to their attention which caused them to believe that: (1) any unaudited consolidated financial statements included or incorporated in the Registration Statement and the Final Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to the financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited consolidated financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated in the Registration Statement and the Final Prospectus; or (2) with respect to the period subsequent to the date of the most recent audited or unaudited consolidated financial statements incorporated in the Registration Statement and the Final Prospectus, there were, at a specified date not more than five business days prior to the date of the letter, any increases in borrowed funds of the Guarantor and its subsidiaries or any decreases in the capital stock (defined as each of the individual dollar amounts of preferred stock, common stock, and capital surplus) of the Guarantor or the stockholders’ equity of the Guarantor as compared with the amounts shown on the most recent consolidated balance sheet incorporated in the Registration Statement and the Final Prospectus, or for the period from the date of the most recent audited or unaudited consolidated financial statements incorporated in the Registration Statement and the Final Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in total or per share amounts of consolidated net income of the Guarantor or consolidated net interest income except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Guarantor as to the significance thereof unless said explanation is not deemed necessary by the Representative; and

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Guarantor and its subsidiaries) set forth in the Registration Statement and the Final Prospectus, including the information included in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included or incorporated in the Guarantor’s Quarterly Reports on Form 10-Q and the information included or incorporated in Items 1, 5, 6 and 7 of the Guarantor’s Annual Report on Form 10-K for the most recent fiscal year incorporated in the Registration Statement and Final Prospectus, or incorporated in the Registration Statement and Final Prospectus, agrees with the accounting records of the Guarantor and its subsidiaries, excluding any questions of legal interpretation.

References to the Final Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

If provided for in Schedule I hereto, at the Execution Time, PricewaterhouseCoopers LLP shall have furnished to the Representative a letter or letters, dated as of the Execution Time, in form and substance satisfactory to the Representative, to the effect set forth above.

(g) At the Closing Date, Ernst & Young shall have furnished to the Representatives a letter or letters (which may refer to letters previously delivered to one or more of the Representatives), dated as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they were independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder with respect to National City for periods prior to its acquisition by PNC and stating in effect that:

(i) in their opinion the audited consolidated financial statements of National City audited by Ernst & Young LLP included or incorporated in PNC’s 8-K, filed with the Commission on December 2, 2008 and incorporated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

(ii) on the basis of a reading of the latest unaudited consolidated financial statements made available by National City and its subsidiaries; carrying out certain specified procedures (but not an audit in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders and directors of National City and the audit and executive committees thereof and inquiries of certain officials of National City who have responsibility for financial and accounting matters of National City and its subsidiaries as to transactions and events subsequent to the date of the most recent audited consolidated financial statements in or incorporated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, nothing came to their attention which caused them to believe that: (1) any unaudited consolidated financial statements included or incorporated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to the financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited consolidated financial statements are not in conformity with U.S. generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; or (2) with respect to the period subsequent to the date of the most recent audited or unaudited consolidated financial statements incorporated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there were, at December 31, 2008, any change in common stock of National City, any increase in long-term debt of National City and its subsidiaries or any decrease in stockholders’ equity of National City as compared with the amounts shown on the most recent consolidated balance sheet incorporated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or for the period from the date of the most recent audited or unaudited consolidated financial statements incorporated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus to December 31, 2008 there were any decreases, as compared with the corresponding period in the preceding year, in total or per share amounts of consolidated net income of National City or consolidated net interest income except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by National City as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of National City and its subsidiaries) included or incorporated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

References to the Final Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

If provided for in Schedule I hereto, at the Execution Time, Ernst & Young LLP shall have furnished to the Representatives a letter or letters, dated as of the Execution Time, in form and substance satisfactory to the Representatives, to the effect set forth above.

(h) On or subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Pricing Disclosure Package (exclusive of any supplement thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraphs (f) or (g) of this Section 6, or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Guarantor and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Pricing Disclosure Package (exclusive of any supplement thereto) and the Final Prospectus (exclusive of any supplement thereto).

(i) On or subsequent to the Applicable Time, there shall not have been any decrease in the ratings of any of the Guarantor’s debt securities by any “nationally recognized statistical rating organization” (as such term is defined by the Commission for the purposes of Rule 436(g)(2) under the Act), or any public announcement that any such organization has under surveillance or review the ratings of any of the Guarantor’s debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), and if, in any such case, the effect thereof in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the purchase of the Securities.

(j) Prior to the Closing Date, the Company and the Guarantor shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request in connection with the offering of the Securities.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

Section 7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Guarantor to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and the Guarantor will reimburse the Underwriters severally upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. In no event shall the Company or the Guarantor be liable to the Underwriters for loss of anticipated profits from the transactions contemplated by this Agreement.

Section 8. Indemnification and Contribution. (a) The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, the Pricing Disclosure Package or the Final Prospectus, or in any amendment thereof or supplement thereto, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company and the Guarantor by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof, or that part of the Registration Statement constituting the “Statement of Eligibility and Qualification” (Form T-1) of the Trustee under the Trust Indenture Act. This indemnity agreement will be in addition to any liability which the Company and the Guarantor may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and the Guarantor, each of their respective directors, each of their respective officers who signs the Registration Statement, and each person who controls the Company or the Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantor to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company and the Guarantor by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and the Guarantor acknowledge that the statements set forth under the heading “Underwriting” (i) the sentences related to discounts and commissions and (ii) the paragraphs related to stabilization and syndicate covering transactions and penalty bids in any Preliminary Final Prospectus or the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under paragraph (a) or (b) of this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have to any indemnified party otherwise than under paragraph (a) or (b) of this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (plus any local counsel), approved by the Representatives in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or (b) of this Section 8 is unavailable, the Company and the Guarantor, on the one hand, and the Underwriters severally, on the other hand, shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company, the Guarantor and one or more of the Underwriters may be subject in proportion to the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other from the offering of the Securities, such that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price of the Securities specified in Schedule I hereto and the Company and the Guarantor are responsible for the balance; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Guarantor, on the one hand, and the Underwriters severally, on the other, shall contribute in such proportion as is appropriate to reflect not only such relative benefits as described in the immediately preceding sentence but also the relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages and liabilities as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Guarantor on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company and the Guarantor who shall have signed the Registration Statement and each director of the Company and the Guarantor shall have the same rights to contribution as the Company and the Guarantor, subject in each case to the applicable terms and conditions of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

Section 9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company or the Guarantor. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

Section 10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Guarantor prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Guarantor’s Common Stock shall have been suspended by the Commission or The New York Stock Exchange or trading in securities generally on The New York Stock Exchange or the NASDAQ Global Market shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal, New York State or Pennsylvania authorities, (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, economic or otherwise or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, the effect of which on the financial markets of the United States or any foreign jurisdiction in which the Securities are to be marketed is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities.

Section 11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Guarantor or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or the Guarantor or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

Section 12. Fiduciary Duty. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

Section 13. Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantor and the Underwriters, or any of them, with respect to the subject matter hereof.

Section 14. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or transmitted by any standard form of telecommunication, at the address specified in Schedule I hereto; or, if sent to the Company or the Guarantor, will be mailed, delivered or transmitted by any standard form of telecommunication to it at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, attention of the Senior Vice President and Chief Financial Officer of the Guarantor.

Section 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

Section 16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

Section 17. Waiver of Jury Trial. The Company, the Guarantor and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

— end of page —

[signatures appear on following page]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Guarantor and the several Underwriters.

Very truly yours,

PNC Funding Corp

By:	/s/ Lisa Marie Kovac
Name:	Lisa Marie Kovac
Title:	Vice President

The PNC Financial Services Group, Inc.

By:	/s/ Lisa Marie Kovac
Name:	Lisa Marie Kovac
Title:	Vice President

Confirmed and accepted, intending to be legally bound, as of the date specified in Schedule I hereto.

By:	J.P. Morgan Securities Inc.

By:	/s/ Stephen L. Sheiner
Name:	Stephen L. Sheiner
Title:	Vice President

By:	Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

SCHEDULE I

Underwriting Agreement dated September 16, 2009

Registration Statement Nos. 333-139912, 333-139912-01

Representatives:

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017 and

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Title, Purchase Price and Description of Securities:

Title:	4.25% Senior Notes Due September 21, 2015

Principal Amount:	$500,000,000

Public offering price:	99.822% of the Principal Amount plus accrued interest, if any, from September 21, 2009

Purchase price:	99.472% of the Principal Amount plus accrued interest, if any, from September 21, 2009

Sinking fund provisions:	None

Redemption provisions:	As described in the Final Prospectus

Other provisions:	As described in the Final Prospectus

Applicable Time	3:45 p.m. (Eastern Time) on September 16, 2009

Closing Date, Time and Location:	September 21, 2009, 10:00 a.m. at the office of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019-7475

SCHEDULE II

Underwriter	Principal Amount of 4.25% Senior Notes due 2015 to be Purchased
Goldman, Sachs & Co.	$187,500,000
J.P. Morgan Securities Inc.	$187,500,000
PNC Capital Markets LLC	$125,000,000

Total	$500,000,000

SCHEDULE III

A.	Issuer Free Writing Prospectuses Included in Pricing Disclosure Package

1.	The Final Term Sheet filed pursuant to Section 4(a) of this Agreement.

B.	Other Issuer Free Writing Prospectuses

1.	Investor Presentation dated as of September 15, 2009